UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

     FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

          December 19, 2008
Date of Report (Date of earliest event reported)

          ELITE PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15697	22-3542636
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

          165 Ludlow Avenue, Northvale, New Jersey 07647
(Address of principal executive offices)

          (201) 750-2646
 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     On December 19, 2008, at the Special Meeting of the Stockholders (the “Special Meeting”) of Elite Pharmaceuticals, Inc., a Delaware corporation (the “Registrant”), the stockholders of the Registrant took the following actions: (i) approved and ratified the sale of up to 30,000 shares of the Registrant’s Series D 8% Convertible Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”), convertible into shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”); the exchange of certain shares of the Registrant’s Series B 8% Convertible Preferred Stock, par value $0.01 per share, and Series C 8% Convertible Preferred Stock, par value $0.01 per share, for shares of Series D Preferred Stock; and the issuance of related warrants to purchase additional shares of the Registrant’s Common Stock; and (ii) approved and ratified the adoption of an amendment to the Registrant’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 150,000,000 to 210,000,000.

     On December 19, 2008, following the Special Meeting, the Registrant filed a Certificate of Amendment of its Certificate of Incorporation in order to increase the authorized number of shares of the Registrant’s Common Stock, from 150,000,000 shares of Common Stock to 210,000,000 shares of Common Stock.

     A copy of the Certificate of Amendment, as filed with the Secretary of State of the State of Delaware, is attached hereto as Exhibit 3.01.

Item 8.01     Other Events.

     On December 22, 2008, the Registrant issued a press release announcing the actions taken by the stockholders at the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.

     a)     Not applicable.

     b)     Not applicable.

     c)     Not applicable.

     d)     Exhibits

Exhibit No.	Exhibit

3.01	Certificate of Amendment of the Certificate of Incorporation of Elite Pharmaceuticals, Inc., as filed on December 19, 2008, with the Secretary of State of the State of Delaware.

99.1	Press Release, dated December 22, 2008.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2008

ELITE PHARMACEUTICALS, INC.

	By:	/s/ Chris Dick
		Name:	Chris Dick
		Title:	Acting Chief Executive Officer and Chief
Operating Officer